UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2017

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2233 Argentia Road, Suite 401
Mississauga, Ontario, L5N 2X7, Canada
(Address of Principal Executive Offices)

(905) 821-9669
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

SunOpta Inc. (the “Company”) and its subsidiary, SunOpta Foods, Inc. (“SFI”), are parties to an Investor Rights Agreement (the “Investor Rights Agreement”), dated October 7, 2016 , with Oaktree Organics, L.P. and Oaktree Huntington Investment Fund II, L.P. (collectively, the “Investors”). The Company and SFI are also parties to a Voting Trust Agreement (the “Voting Trust Agreement”), dated October 7, 2016, between the Company, SFI, the Investors, Oaktree Fund GP, LLC and any affiliate of an Investor that becomes a holder of preferred shares issued by SFI (the “Preferred Stock”).

The Investor Rights Agreement included a standstill provision that restricts the Investors from acquiring additional securities of the Company (the “Standstill”). On May 6, 2017, the Company entered into a Consent to Purchase Shares (the “Consent”) with the Investors pursuant to which the Company granted a request for a waiver of the Standstill by the Investors. The Consent permits the Investors to purchase on or before May 6, 2020 up to that number of additional common shares of the Company (“Common Shares”) equal to the lesser of (i) 5,125,036; and (ii) that number of Common Shares that would ensure that the Investors’ “beneficial ownership” of voting or equity securities of the Company within the meaning of applicable securities law and the Shareholder Rights Plan of the Company does not exceed 19.99% of the outstanding Common Shares on a partially-diluted as-exchanged basis at the time of such purchase. The Investors have agreed to acquire Common Shares pursuant to the Consent only in open market purchases on the Nasdaq or the Toronto Stock Exchange.

In connection with the Consent, on May 6, 2017, the Company, SFI, the Investors and OCM SunOpta Trustee, LLC (as assignee of Oaktree Fund GP, LLC) entered into an Amendment Agreement (the “Amendment”) amending the Voting Trust Agreement. The Amendment provides that no additional Special Voting Shares (as defined in the Voting Trust Agreement) will be issued to the Investors if such issuance would result in the Company’s Shareholder Rights Plan being triggered. Such Special Voting Shares are issued upon the payment of in-kind dividends and anti-dilution and other adjustments under the terms of the Preferred Stock. At its Annual and Special Meeting of Shareholders to be held on May 24, 2017, the Company is seeking shareholder approval of a resolution (the “Preferred Stock Resolution”) that would, among other things, waive the application of the Company’s Shareholder Rights Plan in order to allow the Investors to increase their beneficial ownership of outstanding voting shares to or above 20% where such increase results from the payment of in-kind dividends on the Preferred Stock. As a consequence of the Amendment, assuming the Investors acquire the maximum number of Common Shares permitted under the Consent, the Shareholder Rights Plan would not be triggered by the payment of dividends on the Preferred Stock as in-kind dividends even if the shareholders do not approve the Preferred Stock Resolution. The Shareholder Rights Plan would continue to apply in accordance with its terms to other acquisitions of Common Shares that would otherwise trigger the Shareholder Rights Plan.

The Investors are related parties of the Company and have two nominees on the Board of Directors of the Company (the “Board”). As a result, the Board established a process to have the disinterested directors of the Board consider and approve the Consent and the Amendment.

Other than as expressly modified pursuant to the Consent and the Amendment, the Investor Rights Agreement and the Voting Trust Agreement remain in full force and effect. The Investor Rights Agreement and the Voting Trust Agreement were filed as Exhibit 10.2 and Exhibit 10.4, respectively, to the Company’s Current Report on Form 8-K filed on October 12, 2016.

The foregoing description of the Consent and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the documents, which are filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits

              The list of exhibits in the Exhibit Index is incorporated herein by reference.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Jill Barnett
Jill Barnett
Vice President and General Counsel

Date:	May 8, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consent to Purchase Shares, dated May 6, 2017, between SunOpta Inc. and Oaktree Organics, L.P.

10.2	Amendment Agreement, dated May 6, 2017, between SunOpta Inc., Oaktree Organics, L.P., Oaktree Huntington Investment Fund II, L.P., SunOpta Foods Inc. and OCM SunOpta Trustee, LLC.